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                                [LETTERHEAD]



                                                             February 20, 1998

Financial Investors Trust
370 Seventeenth Street, Suite 3100
Denver, Colorado 80202


     Re:  FINANCIAL INVESTORS TRUST
          REGISTRATION NOS. 33-72424 and 811-8194

Dear Sir or Madam:

     We hereby consent to the reference to our firm as Counsel in Post-Effective Amendment No. 9 to Registration No. 33-72424.

                                      Very truly yours,

                                      /s/ BAKER & MCKENZIE
                                      --------------------------
                                      BAKER & MCKENZIE